As filed with the Securities and Exchange Commission on May 10, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________
AUDENTES THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	46-1606174
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
600 California Street, 17th Floor
San Francisco, California 94108
(415) 818-1001
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2016 Equity Incentive Plan
2016 Employee Stock Purchase Plan
(Full title of the plan)
Matthew R. Patterson
Chief Executive Officer
Audentes Therapeutics, Inc.
600 California Street, 17th Floor
San Francisco, California 94108
(415) 818-1001
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

Effie Toshav, Esq. Robert A. Freedman, Esq. Amanda L. Rose, Esq. Fenwick & West LLP 1191 Second Avenue Seattle, WA 98101 (206) 389-4510
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value
- To be issued under the 2016 Equity Incentive Plan	2,177,339(2)	$37.15(3)	$80,888,144	$9,804
- To be issued under the 2016 Employee Stock Purchase Plan	435,467(4)	$31.58(5)	$13,752,048	$1,667
TOTAL	2,612,806	N/A	$94,640,192	$11,471

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2016 Equity Incentive Plan (the “2016 EIP”) and 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2016 EIP as of January 1, 2019.
(3)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on May 8, 2019.

(4)	Represents additional shares of common stock reserved for issuance under the 2016 ESPP Plan as of January 1, 2019
(5)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on May 8, 2019, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2016 ESPP.

 EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Audentes Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register (a) 2,177,339 additional shares of common stock under the Registrant’s 2016 Equity Incentive Plan (“2016 EIP”), pursuant to the provisions of the 2016 EIP providing for an automatic increase in the number of shares reserved for issuance under the 2016 EIP on January 1, 2019, and (b) 435,467 shares of common stock under the Registrant’s 2016 Employee Stock Purchase Plan (“2016 ESPP”), pursuant to the provisions of the 2016 ESPP providing for an automatic increase in the number of shares reserved for issuance under the 2016 ESPP on January 1, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information required by Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2016 (Registration No. 333-212598), November 14, 2017 (Registration No. 333-221557) and November 6, 2018 (Registration No. 333-228208). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Commission on March 1, 2019, pursuant to Section 13 of the Exchange Act;
(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(b)
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001- 37833) filed on July 13, 2016 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 8.  Exhibits.
The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-208842	3.2	7/11/2016
4.2	Amended and Restated Bylaws	S-1	333-208842	3.4	7/11/2016
4.4	Form of Registrant’s Common Stock certificate	S-1	333-208842	4.1	3/9/2016
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of KPMG LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2016 Equity Incentive Plan and forms of award agreements thereunder	S-1	333-208842	10.3	7/11/2016
99.2	2016 Employee Stock Purchase Plan and form of subscription agreement thereunder	S-1	333-208842	10.4	7/11/2016

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 10th day of May 2019.

AUDENTES THERAPEUTICS, INC.

By:	/s/ Matthew R. Patterson
Matthew R. Patterson
Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Patterson and Thomas Soloway, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew R. Patterson	Chief Executive Officer and Chairman (Principal Executive Officer	May 10, 2019
Matthew R. Patterson

/s/ Thomas Soloway	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2019
Thomas Soloway

/s/ Mark Goldberg	Director	May 10, 2019
Mark Goldberg

/s/ Jennifer Jarrett	Director	May 10, 2019
Jennifer Jarrett

/s/ Louis Lange	Director	May 10, 2019
Louis Lange

/s/ Scott Morrison	Director	May 10, 2019
Scott Morrison

/s/ Thomas Schuetz	Director	May 10, 2019
Thomas Schuetz

/s/ Julie Smith	Director	May 10, 2019
Julie Smith